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W. DALE MCGHIE                                         Town & Country Plaza
CERTIFIED PUBLIC ACCOUNTANT                   1539 Vassar St. Reno, Nevada 89502
                                                          Tel: 702-323-7744
                                                          Fax: 702-323-8288

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

I was previously the principal accountant for Harvard Scientific Corporation, and on June, 2 1997, I reported on the financial statements of Harvard Scientific Corporation as of and for the two years ending December 31, 1996. On January 15, 1998, I was replaced as principal accountant of Harvard Scientific Corp. I have read Harvard Scientific Corp. statements included under Item 4 of its Form 8-K for January 15, 1998 and I agree with such statements.


                                    Very truly yours,

                                    /s/ W. Dale McGhie

                                    W. Dale McGhie
                                    Certified Public Accountant


Reno, Nevada
January 15, 1998